Exhibit A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Class A Common Stock, $0.0001, of E2open Parent Holdings, Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below who is named as a reporting person therein in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 16, 2021

Neuberger Berman Group LLC

February 16, 2021	By:	/s/ Brad Cetron
Deputy General Counsel

Neuberger Berman Investment Advisers LLC

February 16, 2021	By:	/s/ Brad Cetron
Deputy General Counsel

Neuberger Berman Investment Advisers Holdings LLC

February 16, 2021	By:	/s/ Brad Cetron
Deputy General Counsel